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SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2002

INTRABIOTICS PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-29993	94-3200380
(Commission File No.)	(IRS Employer Identification No.)

1245 Terra Bella Avenue
Mountain View, California 94043
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (650) 526-6800

Item 5.        Other Events

        On January 30, 2002, IntraBiotics Pharmaceuticals, Inc. announced that it has entered into definitive purchase agreements to sell approximately 5.9 million shares of newly issued common stock in a private placement to selected institutional and private investors. The private placement is expected to raise net proceeds of approximately $13.9 million. Completion of the private placement is subject to customary closing conditions. The press release announcing the private placement is filed as Exhibit 99.1 hereto.

Item 7.        Financial Statements and Exhibits

(c)  Exhibits.

99.1	Press Release, dated January 30, 2002, entitled "IntraBiotics Pharmaceuticals, Inc. Announces $13.9 Million Private Placement of Common Stock."

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

INTRABIOTICS PHARMACEUTICALS, INC.
Dated: January 30, 2002	By:	/s/ HENRY J. FUCHS Henry J. Fuchs President and Chief Operating Officer

INDEX TO EXHIBITS

99.1	Press Release, dated January 30, 2002, entitled "IntraBiotics Pharmaceuticals, Inc. Announces $13.9 Million Private Placement of Common Stock."

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SIGNATURE
INDEX TO EXHIBITS